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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]



                                 March 22, 2002

NPS Pharmaceuticals, Inc.
420 Chipeta Way
Salt Lake City, Utah 84108-1256

         Re:  NPS Pharmaceuticals, Inc.--Registration Statement on Form S-3

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (No. 333-76532), including Amendment No.1 thereto (the "Registration Statement"), filed or to be filed by NPS Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act") of the Securities (as defined below). The Registration Statement relates to the proposed issuance and sale, from time to time pursuant to Rule 415 under the Act as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and the supplements to the prospectus referred to therein (the "Prospectus Supplements") of up to an aggregate offering price of $250,000,000 or the equivalent thereof, of the Company's senior and subordinated debt securities (the "Debt Securities"), shares of the Company's preferred stock, $0.001 par value per share (the "Preferred Stock"), shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), warrants to purchase any of the securities described above (the "Warrants") and depositary shares (the "Depositary Shares") of the Company representing a fractional interest in a share of Preferred Stock of the Company (the Debt Securities, the Preferred Stock, the Common Stock, the Warrants and the Depositary Shares are collectively referred to herein as the "Securities").

         The Debt Securities are to be issued pursuant to a Senior Debt Securities Indenture (the "Senior Indenture") and a Subordinated Debt Securities Indenture (the "Subordinated Indenture"), as applicable, both of which have been filed as exhibits to the Registration Statement (the "Indentures") and are to be entered into, in each case, between the Company and U.S. Bank National Association, as trustee (the "Trustee"). The Securities are to be sold pursuant to an underwriting agreement (the "Underwriting Agreement") in substantially the form to be filed under a Current Report on Form 8-K. The Debt Securities are to be issued in the forms set forth in the Indentures filed as exhibits to the Registration Statement. Each indenture may be supplemented, as applicable, in connection with the issuance of each such series of Debt

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NPS Pharmaceuticals, Inc.
March 22, 2002
Page 2

Securities, by a supplemental indenture or other appropriate action of the Company creating such series (each, a "Supplemental Indenture").

     We have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (v) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (vi) all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;
(vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) any Securities issuable upon conversion, exchange, redemption, or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise; and (ix) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company's organizational documents and not otherwise reserved for issuance.

     Based on such examination, we are of the opinion that:

     1. with respect to Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (a) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, (b) the Trustee has duly executed and delivered the Subordinated Indenture or Senior Indenture, as applicable, (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms entitled to the benefits of the applicable Indenture;

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NPS Pharmaceuticals, Inc.
March 22, 2002
Page 3

     2. with respect to any particular series of shares of Preferred Stock, when both (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Delaware General Corporation Law (a "Certificate") and the filing of the Certificate with the Secretary of State of the State of Delaware, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or
(ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

     3. with respect to shares of Common Stock, when both (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable;

     4. with respect to Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of a Certificate relating to the Preferred Stock underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of Delaware, (b) the Deposit Agreement (the "Deposit Agreement") or agreements relating to the Depositary Shares and the related Depositary Receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (c) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable Deposit Agreement, and (d) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued; and

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NPS Pharmaceuticals, Inc.
March 22, 2002
Page 4

         5. with respect to the Warrants, when both (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Warrants and related matters and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will be validly issued, fully paid and nonassessable.

         Our opinion that any document is legal, valid and binding is qualified as to:

         (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

         (b) rights to indemnification and contribution which may be limited by applicable law or equitable principles;

         (c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         Attorneys at our Firm are admitted to the practice of law in the States of New York and California and we express no opinion as to the laws of any other jurisdiction other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                         WILSON SONSINI GOODRICH & ROSATI
                                         Professional Corporation
                                         /s/  Wilson Sonsini Goodrich & Rosati,
                                              Professional Corporation